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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No.'s 333-89347, 333-85219, 333-85061, 333-42532,
333-72282 and 33-90628) and Form S-8 (File No.'s 333-45253, 333-64525,
333-46589, 333-52799, 333-72425, 333-79007, 333-52805, 333-56133, 333-08775,
333-37041, 333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685,
333-88201, 333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801,
333-23043, 333-42475, 333-31400, 333-31738, 333-40992, 333-43184 and 333-64188)
of Lucent Technologies Inc. of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and the first paragraph of Note 12, as to which the date is December 4, 2002 relating to the consolidated financial statements, which appear in this Current Report on Form 8-K.


PRICEWATERHOUSECOOPERS LLP
NEW YORK, NEW YORK
February 21, 2003